SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 12, 2003

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30039 (Commission File Number)	31-1429198 (IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA (Address of principal executive offices)		19341 (Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On November 5, 2003, Adolor Corporation (the “Company”) announced that it has completed the sale of 6,900,000 shares of common stock at a public offering price of $17.25 per share. This amount includes the exercise of the underwriters’ option to purchase 900,000 shares to cover overallotment. The gross proceeds from the offering were approximately $119 million. Merrill Lynch & Co. acted as the lead underwriter in this offering. Lehman Brothers Inc., Pacific Growth Equities, LLC, Adams, Harkness & Hill, Inc. and First Albany Corporation acted as co-managers. The shares are registered under the Company’s registration statement on Form S-3 (Registration No. 333-107998) and the offering was made pursuant to a prospectus dated October 27, 2003 and the accompanying prospectus supplement dated November 5, 2003.

Item 7(c). Exhibits.

99.1 Press release of the Company, dated November 12, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Bruce A. Peacock

Name: Bruce A. Peacock Title: President and Chief Executive Officer

Dated: November 13, 2003